ARC Group Worldwide 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

April 8, 2014

ARC Group Worldwide Announces the Acquisition of Advance Tooling Concepts and Thixoforming

•	Transactions Further Expand ARC’s Strategic Capabilities, Uniquely Positioning the Company as a ‘One-Stop Shop’ for its Customers’ Advanced Manufacturing and 3D Printing Needs

•	Significantly Accelerates ARC Customers’ ‘Time to Market’ by Expanding Key Tooling Capabilities and Capacity

•	Related Refinancing Expands Company’s Borrowing Capacity and Dry Powder for Further Acquisitions

DELAND, FL, April 8, 2014 -- ARC Group Worldwide, Inc. (NASDAQ: ARCW), a leading global provider of advanced manufacturing and 3D printing solutions, today announced it has closed on the acquisition of two companies,Advance Tooling Concepts(“ATC”)and Thixoforming LLC (“Thixoforming”). ATC is one of the industry’s leading plastic injection molders, offering complete, turnkey plastic injection molding capabilities, as well as fully-staffed and equipped in-house molding and tooling expertise to customers in high growth markets including the medical device, electronic, consumer, and defense industries. Thixoforming is a leading provider of magnesium injection molding, producing complex, high-density injection molding components from magnesium alloys.

With the addition of ATC and Thixoforming, ARC has materially strengthened its leading suite of advanced manufacturing, 3D printing, and associated tooling capabilities. ARC’s new tooling, plastic injection molding, and magnesium injection molding capabilities further accelerate the adoption of ARC’s advanced manufacturing and 3D printing services,as ARC aims to become a holistic solution provider for its customer base. Further, both ATC and Thixoforming provide ARC with significant new customer bases, enabling cross-selling opportunities across the full suite of ARC products and services.

ATC, founded in Longmont, CO in 1999,is a leader in high quality plastic injection molding and specialized tool making, offering a wide variety of products and services including a state-of-the-art tool room, automated molding operations, and a Class 100,000 medical clean room. The company offers a highly flexible product portfolio that is customized for its customers’ unique needs, with products varying from prototype parts through low- to high-volume production. Because ATC is currently a top supplier to ARC for metal injection molding tooling, the acquisition will reduce ARC tooling lead times and costs through vertical integration and will shorten the ‘time to market’ for ARC customers. ATC generated revenues of more than $17 million in 2013 and is ISO 9001:2008 and ISO 13485 certified.

Thixoforming, founded in 1997, is located adjacent to ARC’s Colorado metal injection molding business, Advanced Forming Technology (“AFT”). Thixoforming is a leader in magnesium injection molding. Thixoforming’s capabilities combine the design and processing flexibility of plastic injection molding with the strength of high-pressure diecasting. Thixoforming’s process produces complex shaped components with high dimensional precision, fine detail, and overall light weight. Thixoforming further rounds out ARC’s injection molding suite of services and adds further capacity to the Company’s leading position in the injection molding industry. Similar to ATC, Thixoforming also adds an additional customer base for ARC’s 3 DMT division to which it can offer rapid prototyping and short run production services.

ARC acquired ATC for $24 million, in an all-cash transaction. Terms of the Thixoforming acquisition were not disclosed. Brean Capital, LLC acted as ARC’s exclusive financial advisor.

“ARC’s acquisition of ATC and Thixoforming provide a strategic fit within our calculated growth plan. The companies add key capabilities, and accelerate our goal of being a holistic solutions provider for our customer base – from product development, to prototyping, to low- to high-volume production. Further,in-house tooling enables ARC to reduce its lead time, and help our customers get to market quicker, a key focus of our strategy,” said Jason T. Young,Chairman and CEO of ARC. “On a combined basis, these acquisitions add meaningful cash flow to ARC, and we expect them to be immediately accretive to our earnings. They also bring a diverse, loyal customer base that is expected to provide material cross-selling opportunities for both our advanced manufacturing and 3D printing services. We continue to evaluate a number of external growth opportunities, while at the same time developing internal growth channels, including our online instant quoting software currently under development.”

Closing of New Senior Secured Credit Facilities

In connection with these acquisitions, ARC also announced today that it has entered into a Credit Agreement with RBS Citizens, N.A. as Administrative Agent and Collateral Agent, Capital One, National Association as Syndication Agent, and the lenders party thereto, providing for $90 million in new senior secured credit facilities, comprised of a $20 million senior secured revolving credit facility, a $45 million senior secured term loan A facility, and a $25 million senior secured delayed draw term loan facility. The net proceeds from these facilities were and will be used to finance the transactions described herein, to repay amounts outstanding under the Company’s First Amended and Restated Loan Agreement with TD Bank, N.A., as Administrative Agent, and to repay the Company’s Unsecured Subordinated Convertible Promissory Note (the “Subordinated Note”), to pay related fees and expenses, and for general corporate purposes. The Subordinated Notes were redeemed for $15.6 million, a $2.0 million discount to the Subordinated Note’s face value of $17.6 million.

“Our new streamlined capital structure maintains our low cost of capital, simplifies our balance sheet, and leaves us with meaningful dry powder to execute further strategic acquisitions. Similar to the announced acquisitions, our current pipeline of potential acquisitions remains robust. We remain committed to complementing our organic growth with strategic, disciplined acquisitions that serve to further enhance and broaden our capabilities as the one-stop shop for our advanced manufacturing and 3D printing customers,” commented Drew M. Kelley, CFO of ARC. “Overall, given our strong organic cash flow and the similar cash flow generating capabilities of these acquisitions,we remain well positioned to continue to invest in both our existing businesses and acquisitions, while at the same time deleveraging our balance sheet.”

Investor Conference Call

A conference call to discuss the acquisitions is scheduled for Tuesday, April 8, 2014 at 4:30 p.m. Eastern Time. To participate by phone, the U.S. dial-in number is 888-395-3227 and the international dial-in number is 719-457-2628. Please reference conference ID# 8580186. Participants are advised to dial into the call at least 10 minutes prior to the call start time to register. A transcript of the conference call will be available on the ARC website beginning two days following the call.

About ARC Group Worldwide, Inc.

ARC Group Worldwide is a diversified, global advanced manufacturing company, as well as a world leader in MIM. ARC was founded in 1987 and has a long history as a technology innovator in manufacturing. ARC has significant expertise in lean manufacturing and utilizes cutting edge technology including robotics, automation, and 3D printing. ARC’s mission is to bring innovation and technology to manufacturing. ARC’s core manufacturing businesses are in precision components, 3D printing, flanges, fittings, and wireless technology, through its operating subsidiaries, www.FloMet.com, www.AFTmim.com, www.AFTmimHU.com, www.Injectamax.com, www.ARCmim.com www.TeknaSeal.com, www.3DMaterialTechnologies.com, www.GeneralFlange.com and www.ArcWireless.net. For more information about ARC Group Worldwide, please visit www.ArcGroupWorldwide.com.

About Advance Tooling Concepts

Advance Tooling Concepts was founded in 1999 and is one of the industry’s leading plastic injection molding and injection mold manufacturers. ATC supplies customers in a range of industries with high quality, high precision plastic injection molded parts, specializing in designing and building robust injection molds in-house. For more information about Advance Tooling Concepts, please visit www.ATCmold.com.

About Thixoforming

Thixoforming is based in Longmont, CO and is a leading provider of magnesium injection molding. Thixoforming produces high density, complex injection molding components from magnesium alloys. Thixoforming combines the design and processing flexibility of plastic injection molding with the strength produced by high-pressure diecasting, however, Thixoforming produces components with greater detail, improved metallurgical structure and tolerance capability. For more information about Thixoforming, please visit www.ThixoWorks.com.

IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended June 30, 2013 and Form 10-Q for the period ended December 29, 2013, as well as current reports on Form 8-K filed from time-to-time with the SEC.

CONTACT: Drew M. Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ArcGroupWorldwide.com